As filed with the U.S. Securities and Exchange Commission on August 11, 2021

Registration No. 333-258447

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Jerash Holdings (US), Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of

incorporation or organization)

81-4701719

(I.R.S. Employer Identification Number)

277 Fairfield Road, Suite 338

Fairfield, New Jersey 07004

(214) 906-0065

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gilbert K. Lee

Chief Financial Officer

Jerash Holdings (US), Inc.

277 Fairfield Road, Suite 338

Fairfield, New Jersey 07004

(214) 906-0065

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Ying Li, Esq.

Hunter Taubman Fischer& Li LLC

800 Third Avenue, Suite 2800

New York, NY 10022

212-530-2206

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plants, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common stock, par value $0.001 per share	1,799,735	$7.13	$12,832,110.55	$1,399.98

(1)	The shares of common stock will be offered for resale by the selling stockholders pursuant to the prospectus contained herein. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers any additional shares that may be offered or issued in connection with any stock split, stock dividend, or similar transaction.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The price per share and proposed maximum aggregate offering price are based on the average of the high and low sale prices per share of the common stock on July 28, 2021, as reported on the NASDAQ Capital Market.

(3)	Previously paid.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Jerash Holdings (US), Inc. is filing this Amendment No. 1 (this “Amendment No. 1”) to the Registration Statement on Form S-3 (Registration No. 333-258447), originally filed on August 4, 2021 (the “Registration Statement”), as an exhibit-only filing solely to file an updated consent of Friedman LLP as Exhibit 23.1. Accordingly, this Amendment No. 1 consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement, and the exhibit being filed with this Amendment No. 1. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits.

The following documents are filed as exhibits to this registration statement, including those exhibits incorporated herein by reference to a prior filing under the Securities Act or the Exchange Act, as indicated in parentheses:

Exhibit Number	Description of Document

4.1	Specimen Certificate for Common Stock (incorporated by reference to Exhibit 4.1 to the Form S-1 filed on June 27, 2017 (File No. 333-218991))
5.1**	Opinion of Hunter Taubman Fischer & Li LLC
23.1*	Consent of Friedman LLP
23.2**	Consent of Hunter Taubman Fischer & Li LLC (included in Exhibit 5.1)
24.1**	Power of Attorney (included on signature page)

*	Filed herewith.
**	Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfield on August 11, 2021.

JERASH HOLDINGS (US), INC.

By:	/s/ Gilbert K. Lee
Gilbert K. Lee
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Choi Lin Hung	Chairman, Chief Executive Officer,
Choi Lin Hung	President, Treasurer, and Director	August 11, 2021
(Principal Executive Officer)
/s/ Gilbert K. Lee
Gilbert K. Lee	Chief Financial Officer	August 11, 2021
(Principal Financial and Accounting Officer)
*
Wei Yang	Vice President, Secretary, and Director	August 11, 2021

*
Bill Korn	Director	August 11, 2021

*
Ibrahim H. Saif	Director	August 11, 2021

*
Mak Chi Yan	Director	August 11, 2021

*By:	/s/ Gilbert K. Lee
Name: Gilbert K. Lee
Attorney-in-fact

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